UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 2003


                           TALK AMERICA HOLDINGS, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)


              DELAWARE                000-26728                23-2827736
              --------                ---------                ----------
          (State or Other            (Commission              (IRS Employer
   Jurisdiction of Incorporation)    File Number)          Identification No.)


                           TALK AMERICA HOLDINGS, INC.
                           12020 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
          (Address of Principal Executive Offices, Including Zip Code)

                                 (703) 391-7500
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  5.     OTHER  EVENTS

     On April 15, 2003, Talk America Holdings, Inc. (the "Company") set the time and date for its 2003 Annual Meeting of Stockholders (the "Annual Meeting") as 10:00 a.m., Eastern Time, on June 18, 2003. The meeting will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191. The record date for determination of stockholders entitled to notice of and to vote at the meeting is April 21, 2003.

     Because this meeting date is more than 30 days in advance of the date of last year's meeting, we are informing the Company's stockholders, pursuant to Rule 14a-5(f) of the Securities Exchange Act of 1934, of the following deadlines:

     1. Stockholder proposals intended to be presented at the Annual Meeting and considered for inclusion in the proxy statement for the Annual Meeting must be received by the Company at its principal offices, 12020 Sunrise Valley Drive, Reston, Virginia 20190 by April 30, 2003.

     2. A stockholder of the Company who wishes to present a proposal before the Annual Meeting but does not wish the proposal to be considered for inclusion in the Company's proxy statement and proxy card, must give written notice to the Secretary of the Company at the address noted above by April 30, 2003. If a stockholder fails to provide timely notice of such a proposal, the proxies designated by the Board of Directors of the Company will have the discretionary authority to vote on the proposal.

     The Company expects to mail its proxy materials to its stockholders on or about May 6, 2003.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TALK  AMERICA  HOLDINGS,  INC.

Date:   April 15,  2003                      By:  /s/  Aloysius  T.  Lawn,  IV
        -----------------                         ----------------------------
                                             Name:  Aloysius  T.  Lawn,  IV
                                             Title: Executive Vice President -
                                             General  Counsel  and  Secretary